Exhibit 10.25

Name:
Number of Restricted Stock Units subject to Award:
Date of Grant:
Vesting Commencement Date:

Beam Therapeutics Inc.
2019 Equity Incentive Plan

Restricted Stock Unit Award Agreement

This agreement (this “Agreement”) evidences an award (this “Award”) of restricted stock units granted by Beam Therapeutics Inc. (the “Company”) to the individual named above (the “Participant”), pursuant to and subject to the terms of the Beam Therapeutics Inc. 2019 Equity Incentive Plan (as from time to time amended and in effect, the “Plan”).  Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1.Grant of Restricted Stock Unit Award.  The Company grants to the Participant on the date set forth above (the “Date of Grant”) the number of restricted stock units (the “Restricted Stock Units”) set forth above giving the Participant the conditional right to receive, without payment and pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, one share of Stock (a “Share”) with respect to each Restricted Stock Unit forming part of this Award, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

2.Vesting; Cessation of Employment.

(a)

Vesting.  Unless earlier terminated, forfeited, relinquished or expired, the Restricted Stock Units will vest in [] substantially equal annual installments on each of the first [] anniversaries of the Vesting Commencement Date set forth above (with the number of Restricted Stock Units that vest on any date being rounded down to the nearest whole share and the Award becoming vested as to 100% of the Restricted Stock Units on the [] anniversary of the Vesting Commencement Date), subject to the Participant remaining in continuous Employment from the Date of Grant through such vesting date.

(b)

Cessation of Employment.  If the Participant’s Employment ceases, except as expressly provided for in an employment agreement between the Participant and the Company that is in effect at the time of such termination, (i) the unvested portion of this Award will terminate and be immediately forfeited for no consideration, and (ii) the vested portion of this Award, if any, will terminate and be immediately forfeited for no consideration if the Participant’s Employment is terminated for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause (in each case, without regard to the lapsing of any required notice or cure periods in connection therewith).

3.Delivery of Shares.  Subject to Section 4 below, the Company shall, as soon as practicable upon the vesting of any portion of this Award (but in no event later than thirty (30) days following the date on which such Restricted Stock Units vest), effect delivery of the Shares with respect to such vested Restricted Stock Units to the Participant (or, in the event of the Participant’s death, to the person to whom this Award has passed by will or the laws of descent and distribution). No Shares will be issued pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator.

4.Forfeiture; Recovery of Compensation.  By accepting, or being deemed to have accepted, this Award, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee, with respect to this Award, including the right to any Shares acquired under this Award or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision).  The Participant further agrees to be bound by the terms of any clawback or recoupment policy of the Company that applies to incentive compensation that includes Awards such as the Restricted Stock Units.  Nothing in the preceding sentence will be construed as limiting the general application of Section 8 of this Agreement.

5.Dividends; Other Rights. This Award shall not bestow upon the Participant any equity interest or ownership in the Company or any subsidiary prior to the date on which the Company delivers Shares to the Participant.  The Participant is not entitled to vote any Shares by reason of the granting of this Award or to receive or be credited with any dividends declared and payable on any Share prior to the date on which any such Share is delivered to the Participant hereunder.  The Participant will have the rights of a shareholder only as to those Shares, if any, that are actually delivered under this Award.

6.Nontransferability.  This Award may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

7.Taxes.

(a)

The Participant acknowledges and agrees that the vesting or settlement of the Restricted Stock Units acquired hereunder may give rise to “wages” subject to withholding.  No Shares will be delivered pursuant to this Award unless and until the Participant has remitted to the Company an amount sufficient to satisfy all taxes required to be withheld in connection with such vesting or settlement.  The Participant authorizes the Company and its subsidiaries to withhold any amounts due in respect of any required tax withholdings or payments from any amounts otherwise owed to the Participant, but nothing in this sentence may be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section 7.

(b)

By accepting this Award, the Participant hereby acknowledges and agrees that he or she shall be required to sell Shares issued on settlement of this Award and to allow the Agent (as defined below) to remit the cash proceeds of such sale to the

Company (“Sell to Cover”) to satisfy the statutory minimum amount of the withholding obligations relating to this Award (the “Withholding Obligation”).
(i)

The Participant hereby irrevocably appoints E*Trade, or such other registered broker-dealer that is a member of the Financial Industry Regulatory Authority as the Company may select, as the Participant’s agent (the “Agent”), and the Participant authorizes and directs the Agent to (A) sell on the open market at the then-prevailing market price(s), on the Participant’s behalf, as soon as practicable on or after the date on which the Shares are delivered to the Participant pursuant to Section 3 in connection with the vesting of the Restricted Stock Units, the number (rounded up to the nearest whole number) of Shares sufficient to cover (x) the satisfaction of the Withholding Obligation arising from the vesting of the Restricted Stock Units and the related issuance and delivery of Shares to the Participant and (y) all applicable fees and commissions due, or required to be collected by, the Agent with respect thereto; (B) remit directly to the Company the proceeds from the sale of the Shares referred to in clause (A) above necessary to satisfy the Withholding Obligation; (C) retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent, relating directly to the sale of the Shares referred to in clause (A) above; and (D) maintain any remaining funds from the sale of the Shares referred to in clause (A) above in the Participant’s account with the Agent. The Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold to satisfy the Participant’s obligations hereunder and to otherwise effect the purpose and intent of this Agreement and satisfy the rights and obligations hereunder.

(ii)

The Participant acknowledges that the Agent is under no obligation to arrange for the sale of Shares at any particular price under a Sell to Cover and that the Agent may affect sales under any Sell to Cover in one or more sales and that the average price for executions resulting from bunched orders may be assigned to the Participant’s account. The Participant further acknowledges that he or she will be responsible for all brokerage fees and other costs of sale associated with any Sell to Cover or transaction contemplated by this Section 7 and agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. In addition, the Participant acknowledges that it may not be possible to sell Shares as provided for in this Section 7 due to various circumstances.  If it is not possible to sell Shares in a Sell to Cover, the Company will assist the Participant in determining alternatives available to the Participant.  In the event of the Agent’s inability to sell Shares, the Participant will continue to be responsible for the timely payment to the Company of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be paid or withheld with respect to the Restricted Stock Units or this Award.  In such event, or in the event that the Company determines that the cash proceeds from a Sell to Cover are insufficient to meet the Withholding Obligation, the Participant authorizes the Company and its subsidiaries to withhold such amounts from any amounts otherwise owed to the Participant, but nothing in this sentence shall be construed as relieving the Participant of any liability for satisfying his or her obligations under the preceding provisions of this Section 7.

(iii)

The Participant hereby agrees to execute and deliver to the Agent or the Company any other agreements or documents as the Agent or the Company reasonably deem necessary or appropriate to carry out the purposes and intent of this Agreement, including without limitation, any agreement intended to ensure the Sell to Cover and the corresponding authorization and instruction to the Agent set forth in this Section 7 to sell Common Stock to satisfy the Withholding Obligation comply with the requirements of Rule 10b5-1(c) under the Exchange Act. The Agent is a third-party beneficiary of this Section 7.

(iv)

The Participant acknowledges that, unless otherwise determined by the Administrator, an order to Sell to Cover to satisfy the Withholding Obligation will be placed automatically and that it is mandatory, binding, irrevocable and non-discretionary on the part of the Participant. Upon acceptance of this Award, the Participant has elected to Sell to Cover to satisfy the Withholding Obligation, and the Participant acknowledges that he or she may not change this election at any time in the future.

(c)

This Award is intended to be exempt from Section 409A of the Code as a short-term deferral thereunder and shall be construed and administered in accordance with that intent.  Notwithstanding the foregoing, in no event will the Company have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A.

8.Provisions of the Plan.  This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the Date of Grant has been made available to the Participant.  By accepting, or being deemed to have accepted, this Award, the Participant agrees to be bound by the terms of the Plan and this Agreement.  In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

9.Acknowledgements.  The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company.  THE PARTICIPANT WILL BE DEEMED TO HAVE ACCEPTED THE TERMS AND

CONDITIONS OF THIS AGREEMENT UNLESS THE PARTICIPANT LOGS ON TO THE COMPANY’S ADMINISTRATIVE AGENT’S WEBSITE FOR THE PLAN WITHIN NINETY (90) DAYS FOLLOWING THE GRANT DATE AND AFFIRMATIVELY REJECTS THIS AWARD.

[Signature page follows.]

The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the Date of Grant.

BEAM THERAPEUTICS INC.

By:

Name:

Title:

Agreed and Accepted:
By
[Participant’s Name]